Exhibit 10.14

SKYWEST, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

        SkyWest, Inc. (the "Company"), a Utah corporation, hereby establishes and adopts the 2009 SkyWest, Inc. Employee Stock Purchase Plan (the "Plan").

1.     PURPOSE

        The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries with an opportunity to participate in the Company's success by purchasing the Company's common stock through payroll deductions. The Company intends the Plan to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

2.     DEFINITIONS

        2.1.  "Account" shall mean the account maintained by the Company on behalf of each Participant to which are credited (i) payroll deductions pursuant to Section 6 and (ii) shares of Common Stock acquired upon exercise of an option pursuant to Section 7.

        2.2.  "Authorization Form" shall mean a form established by the Plan Administrator authorizing payroll deductions as set forth in Section 4 and such other terms and conditions as the Company from time to time may determine.

        2.3.  "Board" shall mean the board of directors of the Company.

        2.4.  "Committee" shall mean the Compensation Committee of the Board.

        2.5.  "Common Stock" means the shares of common stock of the Company.

        2.6.  "Compensation" shall mean a Participant's regular cash compensation from the Company or a Designated Subsidiary; i.e., salary, hourly wages, overtime pay, shift differentials and shift premiums. Compensation shall be determined prior to the Employee's pre-tax contributions pursuant to Section 125 and Section 401(k) of the Code. Compensation shall exclude all other compensation from the Company or a Designated Subsidiary, including bonuses and other incentive compensation, commissions, and amounts realized on the vesting or exercise of stock awards.

        2.7.  "Corporate Transaction" means: (a) a sale of all or substantially all of the Company's assets, or (b) a merger, stock sale, consolidation or other capital reorganization of the Company with or into another corporation, or other transaction or series of related transactions, in which the persons who were stockholders of the Company immediately prior to the transaction cease to own at least 50% of the voting stock of the Company (or its successor or parent) immediately after the transaction.

        2.8.  "Designated Broker" shall mean a stock brokerage or other financial services firm designated by the Company to hold the Accounts and/or otherwise assist in the administration of the Plan.

        2.9.  "Designated Subsidiary" shall mean SkyWest Airlines, Inc., Atlantic Southeast Airlines, Inc. and any other Subsidiary that has been designated by the Committee from time to time, in its sole discretion, as an employer whose employees are eligible to participate in the Plan.

        2.10.  "Eligible Employee" shall mean any Employee who has completed at least ninety (90) days of continuous employment with the Company or a Designated Subsidiary since his or her most recent start date.

        2.11.  "Employee" shall mean any person who is regularly employed by the Company or a Designated Subsidiary and is classified as an "employee" under the Company's or a Designated Subsidiary's system of personnel classification, but excluding leased employees, as described in

Section 414(n) of the Code, and any payroll service or agency employee; i.e., an individual for whom the direct pay or compensation with respect to the performance of services for the Company or a Subsidiary is paid by any outside entity, including but not limited to a payroll service or temporary employment agency. The determination whether an individual is an employee shall be made solely based on the Company's or Designated Subsidiary's method of personnel classification, without regard to whether the individual is considered a common law employee of the Company or a Designated Subsidiary for any other purpose.

        2.12.  "Exercise Date" shall mean the last business day of each Offering Period in which payroll deductions are made under the Plan.

        2.13.  "Fair Market Value" per share as of a particular date shall mean the closing price of the Common Stock as reported on the NASDAQ Stock Market on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the NASDAQ Stock Market, on such other principal securities exchange on which the Shares are traded.

        2.14.  "Offering Date" shall mean the first business day of each Offering Period.

        2.15.  "Offering Period" shall mean a period of six (6) months, or such other period of time as determined from time to time by the Committee, provided that in no event shall an Offering Period exceed twenty-seven (27) months. The first Offering Period shall commence on July 1, 2009.

        2.16.  "Participant" shall mean an Eligible Employee who participates in the Plan.

        2.17.  "Plan Administrator" means the Company acting through its Secretary or other authorized officers.

        2.18.  "Subsidiary" shall mean any corporation having the relationship to the Company described in Section 424(f) of the Code.

3.     SHARES SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 14, a total of 3,000,000 shares of Common Stock may be issued under the Plan. Such shares may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company's treasury, or Common Stock acquired by the Company in the open market or otherwise. If the total number of shares which would otherwise be subject to options granted under the Plan on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. In the event the above share limit is adjusted on account of a stock split or similar transaction under Section 14 below, all shares issued under the Plan prior to the adjustment shall be counted against that limit on a post-split adjusted basis.

4.     PARTICIPATION

        4.1.  Each Eligible Employee on an Offering Date shall become a Participant as of the Offering Date by completing an Authorization Form and filing it with the Plan Administrator or Designated Broker by the date required by the Plan Administrator pursuant to such method as the Plan Administrator may establish from time to time in its sole discretion. The Authorization Form will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

        4.2.  Any person who first becomes an Eligible Employee during an Offering Period shall become a Participant as of the first day of a subsequent Offering Date by completing an Authorization Form and filing it with the Plan Administrator or Designated Broker by the date required by the Plan Administrator pursuant to such method as may be established by the Plan Administrator from time to time in its sole discretion. The Authorization Form will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

        4.3.  A person shall cease to be a Participant upon the earliest to occur of:

          (a)   the date the Participant ceases to be an Eligible Employee for any reason;

          (b)   the first day of the Offering Period beginning after the date on which the Participant ceases payroll deduction under the Plan pursuant to Section 6.1; or

          (c)   the date of a withdrawal from the Plan by the Participant as provided in Section 9.

5.     GRANT OF OPTION

        5.1.  On each Offering Date the Company shall grant each Participant an option to purchase shares of Common Stock, subject to the limitations set forth in Section 3 and Sections 5.3 through 5.5.

        5.2.  The option price per share of the Common Stock subject to an offering shall be, unless otherwise determined by the Committee and communicated to Participants prior to the beginning of the Offering Period, ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Exercise Date. In no event may the per share option price be less than the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

        5.3.  No Participant shall be granted an option if the Participant would immediately after the grant own directly or indirectly for purposes of Section 424(b)(3) of the Code stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (or of a Subsidiary or parent, if any). In applying this limitation the constructive ownership rules of Code Section 424(d) shall apply and shares that the Participant may purchase under this Plan and any other options to purchase stock shall be deemed owned by the Participant.

        5.4.  Additionally, no Participant shall be granted an option to purchase Common Stock under the Plan which permits the Participant's rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        5.5.  In no event may a Participant purchase more than 1,250 shares of Common Stock during any Offering Period (as adjusted pursuant to Section 14, if applicable).

6.     PAYROLL DEDUCTIONS

        6.1.  A Participant may, in accordance with rules adopted by the Plan Administrator, file an Authorization Form that authorize a payroll deduction of any whole number percentage from one percent (1%) to fifteen percent (15%) (or such other percentage as may be established by the Committee from time to time in its sole discretion) of such Participant's Compensation on each pay period during the Offering Period. Alternatively, a Participant may designate a flat dollar amount of Compensation (not in excess of 15% of the Participant's Compensation for the payroll period) to be withheld from the Participant's Compensation each payroll date. All payroll deductions made by a Participant shall be credited to his or her Account under the Plan. All payroll deduction elections shall be made on forms and within time frames designated by the Plan Administrator. A Participant may increase such payroll deduction effective as of each Offering Date provided the Participant files an Authorization Form requesting the increase in accordance with rules established by the Plan Administrator. A Participant may decrease or cease payroll deductions during an Offering Period by filing an Authorization Form requesting the decrease or cessation in accordance with rules established by the Plan Administrator.

        6.2.  All payroll deductions made by a Participant shall be credited to the Participant's Account. A Participant may not make any additional payments to the Participant's Account. No interest shall be paid on or credited to the payroll deduction contributions to the Participant's Account.

7.     EXERCISE OF OPTION

        7.1.  Unless a Participant withdraws from the Plan as provided in Section 9, the Participant's option to purchase shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full and fractional shares of Common Stock subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions in the Participant's Account. Any accumulated payroll deductions in the Participant's Account on the Exercise Date that are not applied to purchase Common Stock shall be returned to the Participant without interest.

        7.2.  The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant's Account and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares. Shares of Common Stock received upon stock dividends or stock splits shall be treated as having been purchased on the Exercise Date of the shares to which they relate.

8.     DELIVERY OF COMMON STOCK

        As promptly as practicable after receipt by the Plan Administrator or Designated Broker of a request for withdrawal of Common Stock from any Participant in accordance with rules established by the Plan Administrator, the Plan Administrator shall arrange for delivery to such Participant of one or more stock certificates representing the shares of Common Stock which the Participant requests to withdraw.

9.     WITHDRAWAL; TERMINATION OF EMPLOYMENT

        9.1.  A Participant may withdraw all, but not less than all, the payroll deductions and cash dividends credited to the Participant's Account at any time by giving written notice to the Plan Administrator which is received at least thirty (30) days prior to the Exercise Date (or such other notice period as may be established by the Plan Administrator from time to time in its sole discretion). All such payroll deductions and cash dividends credited to the Participant's Account will be paid to the Participant promptly after receipt of such Participant's notice of withdrawal; and the Participant's option for the Offering Period in which the withdrawal occurs will be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock will be made for the Participant during such Offering Period, and any additional cash dividends during the Offering Period will be distributed to the Participant.

        9.2.  Upon termination of a Participant's status as an Employee during the Offering Period for any reason the payroll deductions and cash dividends remaining credited to the Participant's Account will be returned (and any future cash dividends will be distributed) to the Participant or, in the case of the Participant's death, the estate of the Participant, and the Participant's option will be automatically terminated. A Participant's status as an Employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company or a Designated Subsidiary (including but not limited to, military and sick leave), provided that such leave is for a period of not more than six (6) months or reemployment upon expiration of such leave is guaranteed by contract or statute.

        9.3.  A Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a subsequent offering.

10.   DIVIDENDS

        10.1.  Cash dividends paid on Common Stock held in a Participant's Account shall be distributed to Participants as soon as practicable. Dividends paid in Common Stock or stock splits of the Common Stock shall be credited to the Accounts of Participants. Dividends paid on Common Stock in property (other than cash or Common Stock) shall be distributed to Participants as soon as practicable.

        10.2.  No interest shall accrue on or be payable with respect to the payroll deductions or credited cash dividends of a Participant in the Plan.

11.   ADMINISTRATION

        Except for those rights and powers expressly reserved to the Board and Committee hereunder, the Plan shall be administered by the Plan Administrator, and the Plan Administrator may select a third party administrator to whom some or all of its duties and responsibilities hereunder may be delegated. The Plan Administrator shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. The determination of the Plan Administrator or Committee, as applicable, on any matters relating to the Plan shall be final, binding and conclusive. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee or individual acting on behalf of the Plan Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee and individuals acting on behalf of the Plan Administrator shall be fully indemnified by the Company with respect to any such good faith action, determination or interpretation.

12.   NO TRANSFERABILITY

        Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw funds in accordance with Section 9.

13.   USE OF FUNDS

        All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

14.   EFFECT OF CERTAIN CHANGES

        14.1.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares of Common Stock of the Company or the value thereof, the Committee shall make such adjustments to the Plan and the then outstanding options under the Plan as the Committee, in its sole discretion, deems equitable and appropriate taking into consideration the accounting and tax consequences of such adjustments, including proportionate adjustments to: (a) the aggregate number of shares of Common Stock that may be delivered under the Plan, (b) the maximum number of shares of Common Stock that may be purchased under the Plan by any one Participant in an Offering Period, and (c) the number, and exercise price of shares of Common Stock subject to outstanding Awards granted under the Plan. Such adjustments may be retroactive and shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

        14.2.  In the event of a Corporate Transaction, the Committee in its sole discretion may provide that immediately prior to the consummation of such Corporate Transaction the Offering Period then in progress will end and all outstanding options (a) will be exercised; or (b) will be cancelled in exchange for a payment in cash, securities or other property based upon the excess of the Fair Market Value of a share of Common Stock immediately prior to the transaction over the option price.

15.   TERMINATION OR AMENDMENT

        The Board may at any time terminate, suspend or amend the Plan as it shall deem advisable. No such termination may adversely affect options previously granted without the consent of affected Participants. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with applicable law, including Section 423 of the Code and the rules and regulations of the NASDAQ Stock Market (or such other principal securities market on which the Common Stock is traded). Notwithstanding the foregoing, without approval of the Board or stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected: (a) the Committee shall be entitled to make the adjustments and changes described in Section 14 above and change the Offering Periods; and (b) the Plan Administrator may limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

16.   NO EMPLOYMENT RIGHTS

        Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of any Participant at any time for any reason at will.

17.   REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

        17.1.  This Plan and the right of all persons claiming an interest hereunder shall be construed and determined in accordance with the laws of the State of Utah without reference to principles of conflict of laws.

        17.2.  The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Plan Administrator. Without limiting the foregoing, shares of Common Stock shall not be issued with respect to an option under this Plan unless the exercise of such option and the issuance and delivery of such shares complies with all applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

18.   WITHHOLDING OF TAXES

        If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any shares of Common Stock issued to such Participant pursuant to the Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within five (5) days of such disposition, notify the Company thereof. In addition, in order to satisfy the requirement to withhold the amount (if any) of federal, state or local taxes that the Company (or Subsidiary) determines is applicable, the Company may (i) deduct shares of Common Stock from the Participant's Account equal in value to such amount, and (ii) the Company and any Subsidiary may deduct such amount from any other compensation payable to the Participant.

19.   MISCELLANEOUS

        19.1.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

        19.2.  As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        19.3.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

20.   EFFECTIVE DATE; APPROVAL OF STOCKHOLDERS

        The Plan shall become effective as of July 1, 2009, subject to approval by the Company's stockholders not later than June 30, 2009. No Shares shall be issued under the Plan unless the Plan is approved by the shareholders by June 30, 2009. If the shareholders of the Company do not approve the Plan in the manner that meets the requirements of Code Section 423 by June 30, 2009, the Plan shall automatically expire and terminate on that date and no shares of Common Stock shall be issued under the Plan. If approved by the shareholders on or before June 30, 2009, the Plan shall continue in effect until terminated under Section 15 above.